Exhibit (h)(6)(ii)
AMENDMENT TO THE PARTICIPATION AGREEMENT
AMONG PROTECTIVE LIFE INSURANCE COMPANY,
DEUTSCHE DWS VARIABLE SERIES I, DEUTSCHE DWS
VARIABLE SERIES II, DEUTSCHE DWS
INVESTMENTS VIT FUNDS, DWS DISTRIBUTORS, INC., AND
DWS INVESTMENT MANAGEMENT AMERICAS

THIS AMENDMENT TO THE PARTICIPATION AGREEMENT (the “Amendment”) is made as of this 11th day of October, 2021 by and between DEUTSCHE DWS VARIABLE SERIES I, DEUTSCHE DWS  VARIABLE SERIES II, DEUTSCHE DWS INVESTMENTS VIT FUNDS, DWS DISTRIBUTORS, INC., DWS INVESTMENT MANAGEMENT AMERICAS, and PROTECTIVE LIFE INSURANCE COMPANY (the “Company,” and collectively, the “Parties”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

RECITALS

WHEREAS, the Parties entered into a certain Participation Agreement dated February 1, 2015, as amended (the “Agreement”), in which the Company offers to the public certain variable annuity contracts and variable life insurance contracts; and

WHEREAS, the parties desire to amend the Agreement to update the separate accounts listed in Schedule A; and

WHEREAS, the parties now desire to further modify the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

  Schedule A of the Agreement is hereby deleted in its entirety and replaced with Schedule A attached hereto.

  Other Terms. Other than the foregoing, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect and are ratified and confirmed in all respects by the Parties to this Amendment.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

DEUTSCHE DWS VARIABLE SERIES I, DEUTSCHE DWS  VARIABLE SERIES II, DEUTSCHE DWS INVESTMENTS VIT FUNDS

By:

_________________

Name:

___________

Title:

_________________

Date:

___________

DWS DISTRIBUTORS, INC.

By:

_________________

Name:

___________

Title:

_________________

Date:

___________

         DWS INVESTMENT MANAGEMENT AMERICA

By:

_________________

Name:

___________

Title:

_________________

Date:

___________

PROTECTIVE LIFE INSURANCE COMPANY

By:

_________________

Name:

___________

Title:  ____________________________________

Date:

_________________

SCHEDULE A

Separate Account (Date Established by Board of
Directors)

Protective COLI VUL Separate Account
(02/25/2020)

Protective COLI PPVUL Separate Account
(4/14/2020)

Titanium Universal Life Variable Account

Titanium Annuity Variable Account

United Investors RetireMap Variable Account
Protective BOLI PPVUL Separate Account
Protective COLI PPVUL SV Separate Account

Contracts Funded by Separate Account

Protective Executive Benefits Registered VUL

Protective Executive Benefits Private
Placement VUL

Titanium VUL
Titanium VA

United Investors RetireMap